                                                                    Exhibit 2.6

                                PROMISSORY NOTE
                               (Canadian Dollars)


Canadian $_______________                                     __________, 199__



                         FOR VALUE RECEIVED, SEAGULL ENERGY CANADA LTD. (the
"Borrower"), a corporation organized under the laws of the Province of Alberta, Canada, hereby promises to pay to _______________________________________ (the
"Bank"), or order, at the principal office of The Bank of Nova Scotia, International Banking Division-Loan Accounting, 14th Floor, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, Attention: Assistant Manager, the principal sum of ______________ CANADIAN DOLLARS (Canadian $_______________) (or such lesser amount as shall equal the outstanding principal balance hereof), in lawful money of Canada and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of each Loan denominated in Canadian Dollars made by the Bank to the Borrower under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                         In addition to and cumulative of any payment required
to be made against this Note pursuant to the Credit Agreement, this Note, including all principal then unpaid and accrued interest then unpaid, shall be due and payable on December 31, 1999, its final maturity. All payments shall be applied first to principal and the balance to accrued interest, except as otherwise expressly provided in the Credit Agreement.



                                        SIGNED FOR IDENTIFICATION:

                                        SEAGULL ENERGY CANADA LTD.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                  EXHIBIT C-2
                                       to
                                Credit Agreement

        This Note is one of the Notes referred to in the Credit Agreement (as restated, amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of December 30, 1993, among the Borrower, certain signatory banks named therein, Chemical Bank of Canada, as Arranger and as Administrative Agent, The Bank of Nova Scotia, as Paying Agent and as Co-Agent, and Canadian Imperial Bank of Commerce, as Co-Agent, and evidences
the Loans denominated in Canadian Dollars made by the Bank thereunder.   This
Note shall be governed by the Credit Agreement. Capitalized terms used in this Note and not defined in this Note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

                         The Bank is hereby authorized by the Borrower to
endorse on Schedule A (or a continuation thereof) attached to this Note, the amount and date of each Loan denominated in Canadian Dollars made by the Bank to the Borrower under the Credit Agreement, and the amount and date of each payment or prepayment of principal of such Loan received by the Bank, provided that any failure by the Bank to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Loans.

                         Except only for any notices which are specifically
required by the Credit Agreement or the other Loan Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty





                                        SIGNED FOR IDENTIFICATION:

                                        SEAGULL ENERGY CANADA LTD.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                  EXHIBIT C-2
                                       to
                                Credit Agreement
or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

                         The Credit Agreement provides for the acceleration of
the maturity of this Note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein.

                         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA, CANADA AND OF CANADA FROM TIME TO TIME IN EFFECT.

                                        SEAGULL ENERGY CANADA LTD.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________





                                  EXHIBIT C-2
                                       to
                                Credit Agreement

                                   SCHEDULE A



This Note evidences Loans denominated in Canadian Dollars made by the Bank under the within-described Credit Agreement to the Borrower, in the principal amounts set forth below, which Loans are of the Type and for the Interest Periods and were made on the dates set forth below, subject to the payments of principal set forth below:



                                         Interest
                  Principal               Period/        Date of         Amount     Balance
      Date        Amount of              Maturity       Payment or       Paid or      Out-
      Made          Loan        Type       Date         Prepayment       Prepaid    standing
     -----        --------      ----     --------       ----------       -------    --------


                                  EXHIBIT C-2
                                       to
                                Credit Agreement